Exhibit 10.8

STOCK PLEDGE AGREEMENT

This Stock Pledge Agreement (this “Agreement”), dated as of February 7, 2005, among RFX Acquisition LLC, a Delaware limited liability company (the “Pledgee”), and each of the undersigned pledgors (each such undersigned pledgor, a “Pledgor” and collectively, the “Pledgors”).

RECITALS

WHEREAS, the Pledgors own an aggregate of 605,856 shares of the common stock, no par value per share (the “Common Stock”), of Sports Entertainment Enterprises, Inc., a Colorado corporation (the “Company”);

WHEREAS, the Company, Pledgee, Pledgors and ASI Group LLC have entered into a Purchase Agreement, dated as of December 15, 2004 (as amended, modified, restated or supplemented from time to time, the “Purchase Agreement”), pursuant to which, among other things, the Pledgee will purchase from the Company 30,464,072 shares of Common Stock in consideration for an aggregate purchase price of $3,046,407.20 from the Pledgee to the Company; and

WHEREAS, in order to induce the Pledgee to consummate the transactions contemplated by the Purchase Agreement, each Pledgor has agreed to pledge and grant a security interest in the collateral described herein to the Pledgee on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Defined Terms.  All capitalized terms used herein which are not defined shall have the meanings given to them in the Purchase Agreement.

2.                                       Pledge and Grant of Security Interest.  To secure the full and punctual performance of each and every obligation of the Pledgors under Article VIII of the Purchase Agreement (collectively, the “Obligations”), each Pledgor hereby pledges, assigns, hypothecates, transfers and grants a security interest to Pledgee in all of the following (the “Collateral”):

(a)                                  the shares of stock set forth on Schedule A annexed hereto and expressly made a part hereof (together with any additional shares of stock or other equity interests acquired by any Pledgor after the date hereof, the “Pledged Stock”), the certificates representing the Pledged Stock and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock;

(b)                                 all additional shares of stock of the Company from time to time acquired by any Pledgor in any manner in respect of or in exchange for any or all of the Pledged Stock, including, without limitation, stock dividends or a distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off (which shares shall be deemed to be part of the Collateral), and the certificates representing such additional shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

(c)                                  all options and rights, whether as an addition to, in substitution of or in exchange for any shares of any Pledged Stock and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such options and rights.

3.                                       Delivery of Collateral.  All certificates representing or evidencing the Pledged Stock shall be delivered to and held by or on behalf of Pledgee pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Pledgee.  Each Pledgor hereby authorizes the Company upon demand by the Pledgee to deliver any certificates, instruments or other distributions issued in connection with the Collateral directly to the Pledgee, in each case to be held by the Pledgee, subject to the terms hereof.  Upon a Triggering Event (as defined below) that has occurred and is continuing beyond any applicable grace period, the Pledgee shall have the right, during such time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Pledgee or any of its nominees any or all of the Foreclosed Collateral (as defined below).  In addition, the Pledgee shall have the right at such time to exchange certificates or instruments representing or evidencing Foreclosed Collateral for certificates or instruments of smaller or larger denominations.

4.                                       Representations and Warranties of each Pledgor.  Each Pledgor jointly and severally represents and warrants to the Pledgee (which representations and warranties shall be deemed to continue to be made until the six (6) month anniversary of the Closing Date of the transactions contemplated by the Purchase Agreement) that:

(a)                                  the execution, delivery and performance by each Pledgor of this Agreement and the pledge of the Collateral hereunder do not and will not result in any violation of any agreement, indenture, instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to any Pledgor;

(b)                                 this Agreement constitutes the legal, valid, and binding obligation of each Pledgor enforceable against each Pledgor in accordance with its terms;

(c)                                  (i) all Pledged Stock owned by each Pledgor is set forth on Schedule A hereto and (ii) each Pledgor is the direct and beneficial owner of each share of the Pledged Stock set forth opposite such Pledgor’s name;

(d)                                 all of the shares of the Pledged Stock have been duly authorized, validly issued and are fully paid and nonassessable;

(e)                                  no consent or approval of any person, corporation, governmental body, regulatory authority or other entity, is or will be necessary for (i) the execution, delivery and performance of this Agreement, (ii) the exercise by the Pledgee of any rights with respect to the

Collateral or (iii) the pledge and assignment of, and the grant of a security interest in, the Collateral hereunder;

(f)                                    there are no pending or, to the best of Pledgor’s knowledge, threatened actions or proceedings before any court, judicial body, administrative agency or arbitrator which may materially adversely affect the Collateral;

(g)                                 each Pledgor has the requisite power and authority to enter into this Agreement and to pledge and assign the Collateral to the Pledgee in accordance with the terms of this Agreement;

(h)                                 each Pledgor owns each item of the Collateral and, except for the pledge and security interest granted to Pledgee hereunder, the Collateral is free and clear of any other security interest, pledge, claim, lien, charge, hypothecation, assignment, offset or encumbrance whatsoever (collectively, “Liens”);

(i)                                     there are no restrictions on transfer of the Pledged Stock contained in the certificate of incorporation or by-laws (or equivalent organizational documents) of the Company or otherwise which have not otherwise been enforceably and legally waived by the necessary parties;

(j)                                     none of the Pledged Stock has been issued or transferred in violation of U.S. federal or state securities or “blue sky” laws, or similar laws of any other domestic or foreign jurisdiction to which such issuance or transfer may be subject;

(k)                                  the pledge and assignment of the Collateral and the grant of a security interest under this Agreement vest in the Pledgee all rights of each Pledgor in the Collateral as contemplated by this Agreement; and

(l)                                     The Pledged Stock constitutes 50% of the aggregate number of shares of Common Stock held by the Pledgors as of the date hereof.

5.                                       Covenants.  Each Pledgor jointly and severally covenants that, until the six (6) month anniversary of the Closing Date of the transactions contemplated by the Purchase Agreement:

(a)                                  No Pledgor will sell, assign, transfer, convey, or otherwise dispose of its rights in or to the Collateral or any interest therein; nor will any Pledgor create, incur or permit to exist any Lien whatsoever with respect to any of the Collateral or the proceeds thereof other than that created hereby;

(b)                                 Each Pledgor will, at its expense, defend Pledgee’s right, title and security interest in and to the Collateral against the claims of any other party; and

(c)                                  Each Pledgor shall at any time, and from time to time, upon the written request of Pledgee, execute and deliver such further documents and do such further acts and things as Pledgee may reasonably request in order to effect the purposes of this Agreement including, but without limitation, delivering to Pledgee upon the occurrence of a Triggering

Event irrevocable proxies in respect of the Foreclosed Collateral in form satisfactory to Pledgee.  Until receipt thereof, upon a Triggering Event that has occurred and is continuing beyond any applicable grace period, this Agreement shall constitute Pledgor’s proxy to Pledgee or its nominee to vote all shares of Foreclosed Collateral then registered in each Pledgor’s name.

6.                                       Voting Rights and Dividends.  In addition to the Pledgee’s rights and remedies set forth in Section 8 hereof, in case a Triggering Event shall have occurred and be continuing, beyond any applicable cure period, the Pledgee shall (i) be entitled to vote the Foreclosed Collateral, (ii) be entitled to give consents, waivers and ratifications in respect of the Foreclosed Collateral (each Pledgor hereby irrevocably constituting and appointing the Pledgee, with full power of substitution, the proxy and attorney-in-fact of each Pledgor for such purposes) and (iii) be entitled to collect and receive for its own use cash dividends paid on the Foreclosed Collateral.  No Pledgor shall be permitted to exercise or refrain from exercising any voting rights or other powers if, in the reasonable judgment of the Pledgee, such action would have a material adverse effect on the value of the Collateral or any part thereof; and, provided, further, that each Pledgor shall give at least five (5) days’ written notice of the manner in which such Pledgor intends to exercise, or the reasons for refraining from exercising, any voting rights or other powers other than with respect to any election of directors and voting with respect to any incidental matters.  Following the occurrence of a Triggering Event, all dividends and all other distributions in respect of any of the Collateral, shall be delivered to the Pledgee to hold as Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Pledgee, be segregated from the other property or funds of any other Pledgor, and be forthwith delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7.                                       Triggering Event.  A “Triggering Event” shall be deemed to have occurred and may be declared by the Pledgee upon the happening of any one or more of the following events:

(a)                                  The incurrence of any Losses, directly or indirectly, by any Purchaser Indemnified Party that give rise to an indemnity Obligation on the part of the Pledgors under Article VIII of the Purchase Agreement;

(b)                                 Any Pledgor shall default in the performance of any of its obligations under this Agreement, and such default shall not be cured within ten (10) calendar days after the occurrence thereof;

(c)                                  Any representation or warranty of any Pledgor made herein or in the Purchase Agreement shall be false or misleading in any material respect;

(d)                                 Any portion of the Collateral is subjected to levy of execution, attachment, distraint or other judicial process; or any portion of the Collateral is the subject of a claim (other than by the Pledgee) of a Lien or other right or interest in or to the Collateral and such levy or claim shall not be cured, disputed or stayed within a period of ten (10) business days after the occurrence thereof; or

(e)                                  Any Pledgor shall (i) apply for, consent to, or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or other fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing.

8.                                       Remedies.  In case a Triggering Event shall have occurred and be declared by the Pledgee, the Pledgee may:

(a)                                  Transfer into its name, or into the name of its nominee or nominees, (i) in the case of a Triggering Event under Section 7(a) hereof, any or all of such portion of the Collateral having a Fair Market Value (as defined below) equal to any and all Losses (as such term is defined in Section 8.01 of the Purchase Agreement) which may have been incurred, directly or indirectly, by any Purchaser Indemnified Party (as such term is defined in Section 8.01 of the Purchase Agreement) that give rise to an indemnity Obligation on the part of the Pledgors under Article VIII of the Purchase Agreement, or (ii) in the case of a Triggering Event under Sections 7(b), (c), (d) or (e) hereof, any or all of such portion of the Collateral having a Fair Market Value equal to the aggregate amount of any and all claims, liabilities, obligations, losses, fines, costs, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including out-of-pocket expenses, court costs, reasonable attorneys fees and the like which may have been incurred, directly or indirectly, by the Pledgee as a result of, or based upon or arising from such Triggering Event (collectively, the “Foreclosed Collateral”);

(b)                                 Exercise all corporate rights with respect to the Foreclosed Collateral including, without limitation, all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Foreclosed Collateral as if it were the absolute owner thereof, including, but without limitation, the right to exchange, at its discretion, any or all of the Foreclosed Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Company thereof, or upon the exercise by the Company of any right, privilege or option pertaining to any of the Foreclosed Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; and

(c)                                  Subject to any requirement of applicable law, sell, assign and deliver the whole or, from time to time, any part of the Foreclosed Collateral at the time held by the Pledgee, at any private sale or at public auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable law and cannot be waived), for cash or credit or for other property for immediate or future delivery, and for such price or prices and on such terms as the Pledgee in its sole discretion may determine, or as may be required by applicable law.

The “Fair Market Value” shall be equal to the average of the closing price per share of Common Stock of the Company as reported on any national securities exchange, market or quotation system on which the Common Stock of the Company is then listed for trading or quoted for each of the twenty (20) trading days prior to: (i) the date that written notice is first delivered to Pledgors by Pledgee (or its representative) under Section 8.06 of the Purchase Agreement (in accordance with the provisions of Section 9.04 of the Purchase Agreement), in the case of a Triggering Event under Section 7(a) hereof, or (ii) the date of the Triggering Event, in the case of a Triggering Event under Sections 7(b), (c), (d) and (e) hereof.

Each Pledgor hereby waives and releases any and all right or equity of redemption, whether before or after sale hereunder.  At any such sale, unless prohibited by applicable law, the Pledgee may bid for and purchase the whole or any part of the Foreclosed Collateral so sold free from any such right or equity of redemption.  All moneys received by the Pledgee hereunder whether upon sale of the Foreclosed Collateral or any part thereof or otherwise shall be held by the Pledgee and applied by it as provided in Section 10 hereof.  No failure or delay on the part of the Pledgee in exercising any rights hereunder shall operate as a waiver of any such rights nor shall any single or partial exercise of any such rights preclude any other or future exercise thereof or the exercise of any other rights hereunder.  The Pledgee shall have no duty as to the collection or protection of the Collateral or any income thereon nor any duty as to preservation of any rights pertaining thereto, except to apply the funds in accordance with the requirements of Section 10 hereof.  The Pledgee may exercise its rights with respect to property held hereunder without resort to other security for or sources of reimbursement for the Obligations.  In addition to the foregoing, Pledgee shall have all of the rights, remedies and privileges of a secured party under the Uniform Commercial Code of New York regardless of the jurisdiction in which enforcement hereof is sought.

9.                                       Private Sale.  Each Pledgor recognizes that the Pledgee may be unable to effect (or to do so only after delay which would adversely affect the value that might be realized from the Foreclosed Collateral) a public sale of all or part of the Foreclosed Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Foreclosed Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Each Pledgor agrees that any such private sale may be at prices and on terms less favorable to the seller than if sold at public sales and that such private sales shall be deemed to have been made in a commercially reasonable manner.  Each Pledgor agrees that the Pledgee has no obligation to delay sale of any Foreclosed Collateral for the period of time necessary to permit the Company to register the Foreclosed Collateral for public sale under the Securities Act.

10.                                 Proceeds of Sale.  The proceeds of any collection, recovery, receipt, appropriation, realization or sale of the Foreclosed Collateral shall be applied by the Pledgee as follows:

(a)                                  First, to the payment of all costs, reasonable expenses and charges of the Pledgee and to the reimbursement of the Pledgee for the prior payment of such costs, reasonable expenses and charges incurred in connection with the care and safekeeping of the Collateral (including, without limitation, the reasonable expenses of any sale or any other disposition of any of the Foreclosed Collateral), the expenses of any taking, attorneys’ fees and reasonable expenses, court costs, any other fees or expenses incurred or expenditures or advances made by Pledgee in the protection, enforcement or exercise of its rights, powers or remedies hereunder;

(b)                                 Second, to the payment or satisfaction of the Obligations or any such other claims, liabilities, obligations, losses, fines, costs, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including out-of-pocket expenses, court costs, reasonable attorneys fees and the like which may have been incurred, directly or indirectly, by the Pledgee as a result of, or based upon or arising from any Triggering Event, in whole or in part, in such order as the Pledgee may elect, whether or not such Obligations or any such other amounts are then due;

(c)                                  Third, to such persons, firms, corporations or other entities as required by applicable law including, without limitation, Section 9-504(1) (c) of the UCC; and

(d)                                 Fourth, to the extent of any surplus to the Pledgors or as a court of competent jurisdiction may direct.

In the event that the proceeds of any collection, recovery, receipt, appropriation, realization or sale are insufficient to satisfy the Obligations, each Pledgor shall be jointly and severally liable for the deficiency plus the costs and fees of any attorneys employed by Pledgee to collect such deficiency.

11.                                 Release of Collateral.  Provided all Obligations secured hereunder shall at the time have been paid or performed in full and there does not otherwise exist any Triggering Event under Section 7 hereof (and Pledgee has not received any notification of any existing or threatened claim or commencement of any action or proceeding or any other event or occurrence that could reasonably be expected to result in a Triggering Event), the Pledged Stock, together with any additional Collateral which may hereafter be pledged and deposited hereunder, shall be released from pledge and returned to the Pledgors as soon as practicable following the six (6) month anniversary of the Closing Date of the transactions contemplated by the Purchase Agreement; provided, however, that under no circumstances shall any Pledged Stock or any other Collateral be released if previously applied to the payment of any Obligations secured hereunder.

12.                                 Waiver of Marshaling.  Each Pledgor hereby waives any right to compel any marshaling of any of the Collateral.

13.                                 No Waiver.  Any and all of the Pledgee’s rights with respect to the Liens granted under this Agreement shall continue unimpaired, and Pledgor shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) the bankruptcy, insolvency or reorganization of any Pledgor, (b) the release or substitution of any item of the Collateral at any time, or of any rights or interests therein, or (C) any delay, extension of time, renewal, compromise or other indulgence granted by the Pledgee in reference to any of the Obligations.  Each Pledgor hereby waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consents to be bound hereby as fully and effectively as if such Pledgor had expressly agreed thereto in advance.  No delay or extension of time by the Pledgee in exercising any power of sale, option or other right or remedy hereunder, and no failure by the Pledgee to give notice or make demand, shall constitute a waiver thereof, or limit, impair or prejudice the Pledgee’s right to take any action against any Pledgor or to exercise any other power of sale, option or any other right or remedy.

14.                                 Expenses.  The Collateral shall secure, and each Pledgor shall pay to Pledgee on demand, from time to time, all reasonable costs and expenses, (including but not limited to, reasonable attorneys’ fees and costs, taxes, and all transfer, recording, filing and other charges) of, or incidental to, the custody, care, transfer, administration of the Collateral or any other collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of the Pledgee under this Agreement or with respect to any of the Obligations.

15.                                 The Pledgee Appointed Attorney-In-Fact and Performance by the Pledgee.  Upon the occurrence of a Triggering Event, each Pledgor hereby irrevocably constitutes and appoints the Pledgee as such Pledgor’s true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to do in such Pledgor’s name, place and stead, all such acts, things and deeds for and on behalf of and in the name of such Pledgor, which such Pledgor could or might do or which the Pledgee may deem necessary, desirable or convenient to accomplish the purposes of this Agreement, including, without limitation, to execute such instruments of assignment or transfer or orders and to register, convey or otherwise transfer title to the Foreclosed Collateral into the Pledgee’s name.  Each Pledgor hereby ratifies and confirms all that said attorney-in-fact may so do and hereby declares this power of attorney to be coupled with an interest and irrevocable.  If any Pledgor fails to perform any agreement herein contained, the Pledgee may itself perform or cause performance thereof, and any costs and expenses of the Pledgee incurred in connection therewith shall be paid by the Pledgors as provided in Section 10 hereof.

16.                                 Waivers.

(e)                                  EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OTHER AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

17.                                 Captions.  All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

18.                                 Miscellaneous.

(f)                                    This Agreement constitutes the entire and final agreement among the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied except by a writing duly executed by the parties hereto.

(g)                                 No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

(h)                                 In the event that any provision of this Agreement or the application thereof to any Pledgor or any circumstance in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to which it is held invalid or unenforceable shall not be affected thereby, nor shall same affect the validity or enforceability of any other provision of this Agreement.

(i)                                     This Agreement shall be binding upon Pledgee and its successors and assigns and upon Pledgors and their respective executors, heirs and legatees of their respective estates and the Pledgors’ permitted successors and assigns.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Pledgor without the prior written consent of the Pledgee.  Any right, remedy, obligation or liability arising hereunder or by reason hereof may be assignable by Pledgee without the prior written consent of any of the Pledgors.

(j)                                     Any notice or other communication required or permitted pursuant to this Agreement shall be given in accordance with the Purchase Agreement.

(k)                                  This Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

(l)                                     EACH PLEDGOR EXPRESSLY CONSENTS TO THE JURISDICTION AND VENUE OF EACH COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE OF NEW YORK FOR ALL PURPOSES IN CONNECTION WITH THIS AGREEMENT.  ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A STATE COURT LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK.  EACH PLEDGOR FURTHER CONSENTS THAT ANY SUMMONS, SUBPOENA OR OTHER PROCESS OR PAPERS (INCLUDING, WITHOUT LIMITATION, ANY NOTICE OR MOTION OR OTHER APPLICATION TO EITHER OF THE AFOREMENTIONED COURTS OR A JUDGE THEREOF) OR ANY NOTICE IN CONNECTION WITH ANY

PROCEEDINGS HEREUNDER, MAY BE SERVED INSIDE OR OUTSIDE OF THE STATE OF NEW YORK OR THE SOUTHERN DISTRICT OF NEW YORK BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY PERSONAL SERVICE PROVIDED A REASONABLE TIME FOR APPEARANCE IS PERMITTED, OR IN SUCH OTHER MANNER AS MAY BE PERMISSIBLE UNDER THE RULES OF SAID COURTS.  EACH PLEDGOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREON AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

(m)                               This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission shall be deemed an original signature hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

PLEDGEE:

RFX ACQUISITION LLC

By:	/s/ Robert F.X. Sillerman
	Name:	Robert F.X. Sillerman
	Title:	Managing Member

PLEDGORS:

BORETA ENTERPRISES, LTD.

By:		/s/ Ronald S. Boreta
Name: Ronald S. Boreta
Title: Managing Member

/s/ Ronald S. Boreta
Ronald S. Boreta

/s/ John Boreta
John Boreta

SCHEDULE A